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                                                                     Exhibit 3.2
                                   Exhibit A

                             ARTICLES OF AMENDMENT

                            TO THE RESTATED CHARTER

                       OF THE ARNOLD PALMER GOLF COMPANY


                 Pursuant to the provisions of Section 48-20-106 and 48-16-102 of the Tennessee Business Corporation Act, the undersigned corporation adopts the following Articles of Amendment to its Restated Charter:

                 1.       The name of the corporation is:

                          The Arnold Palmer Golf Company

                 2.       The text of the amendment adopted is:

                 A new Paragraph 6.C. shall be added to Part I of the Restated Charter, which shall read as follows:

                 Series NB Preferred Stock. The corporation is authorized to issue 833,333 shares of "Series NB Preferred Stock," par value $.50 per share, with the following powers, preferences, rights, qualifications, limitations and restrictions:

                                  1.       Conversion. Each outstanding share
                 of Series NB Preferred Stock shall be convertible at any time into one share (the "Conversion Number") of common stock, $.50 par value, of the corporation (the "Common Stock"). Each conversion of shares of Series NB Preferred Stock into shares of Common Stock will be effected by the surrender of the certificate or certificates representing the shares to be converted, at the principal office of the corporation at any time during normal business hours, together with a written notice by the holder of such shares stating the number of shares of Series NB Preferred Stock that are being converted into shares of Common Stock. Upon receipt of such notice by the corporation, the rights of any such holder with respect to the converted Series NB Preferred Stock shall cease and the holder will be deemed to have become the holder of record of the shares of Common Stock issuable upon conversion.
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                 At such time, the corporation will issue and deliver, in
                 accordance with the surrendering holder's instructions, the certificate or certificates for the Common Stock issuable upon conversion and a certificate representing any shares of Series NB Preferred Stock that were represented by the certificate or certificates delivered to the corporation in connection with such conversion but that were not converted. The issuance of certificates for the Common Stock upon conversion will be made without charge to the holder or holders of such shares for any issuance tax (except stock transfer taxes) in respect thereof or other costs incurred by the corporation in connection with such conversion. In the event the corporation shall at any time after the date the shares of Series NB Preferred stock are issued (i) declare any dividend on Common Stock payable in shares of Common Stock, (ii) subdivide the outstanding shares of Common Stock, or (iii) combine the outstanding shares of Common Stock into a smaller number of shares, then in each such case, the Conversion Number in effect immediately after such event shall be the Conversion Number in effect immediately prior to such event multiplied by a fraction, the numerator of which is the number of shares of Common Stock outstanding immediately after such event, and the denominator of which is the number of shares of Common Stock that were outstanding immediately prior to such event.

                                  2.    Dividends.

                                        (a)     The holders of the Series NB
                 Preferred Stock shall be entitled to receive, in preference to the holders of Common Stock and any other junior stock, cumulative dividends equal to thirty percent (30%) of the earnings realized by the corporation from the corporation's holdings of Series D Preferred Stock of Nevada Bob's Holdings, Inc. (the "Series D Preferred Stock"). The corporation's earnings from the Series D Preferred Stock shall include dividends received by the corporation on the Series D Preferred Stock, amounts received in excess of $5,000,000 on the redemption of the Series D Preferred Stock, and any gain realized by the corporation on the common stock of Nevada Bob's Holdings, Inc. ("Nevada Bob's") (assuming a





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                 $5,000,000 cost basis) in the event the Series D Preferred
                 Stock has been converted into common stock of Nevada Bob's.

                                        (b)     Cumulative dividends on the
                 Series NB Preferred Stock shall be payable upon (i) conversion of the Series NB Preferred Stock to Common Stock (payable at the option of the corporation in cash, Common Stock (valued at the average closing price for the 30 trading days immediately prior to payment as reported on the National Association of Securities Dealers Automated Quotation System or such other national securities exchange on which the Common Stock is traded, and if no such public trading market exists for the Common Stock, the valuation of the Common Stock shall be based upon the written opinion of an investment banking firm selected by the corporation's board of directors) or Series D Preferred Stock or common stock of Nevada Bob's in the case of a conversion of the Series D Preferred Stock (valued as determined by the corporation's board of directors)) or (ii) a redemption of the Series NB Preferred Stock as provided in paragraph 3 below.

                                  3. Redemption. The corporation shall be required to redeem the Series NB Preferred Stock on a pro rata basis upon (a) a redemption by Nevada Bob's of the Series D Preferred Stock, or (b) upon a sale by the corporation of its holdings of Series D Preferred Stock or common stock of Nevada Bob's in the case of a conversion of the Series D Preferred Stock. The Series NB Preferred Stock shall be redeemed at a price equal to $5,000,000 plus cumulative dividends (as determined in accordance with paragraph 2 hereof) on the Series NB Preferred Stock.

                                  4.       Liquidation. In the event of any
                 voluntary or involuntary liquidation, dissolution or winding up of the affairs of the corporation, the holders of Series NB Preferred Stock shall be entitled to receive in full out of the assets of the corporation, including its capital, before any amount shall be paid or distributed among the holders of shares of Common Stock or any other junior stock, $5,000,000 plus cumulative dividends (as determined in accordance with paragraph 2





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                 hereof) of the Series NB Preferred Stock (the "Series NB
                 Liquidation Preference"). In the event the assets of the corporation available therefor are insufficient to permit the payment in full of the Series NB Liquidation Preference, then such assets shall be distributed ratably to the holders of the Series NB Preferred Stock. After payment to the holders of Series NB Preferred Stock of the Series NB Liquidation Preference, the holders of Series NB Preferred Stock shall have no right or claim to any of the remaining assets of the corporation.

                                  5.    Voting Rights. The holders of shares
                 of Series NB Preferred Stock shall have the following voting rights:

                                        (a)     Each share of Series NB
                 Preferred Stock shall entitle the holder thereof to one vote on all matters submitted to a vote of the shareholders of the corporation; and

                                        (b)     Except as otherwise provided
                 herein, by law or in the Restated Charter, the holders of shares of Series NB Preferred Stock and the holders of shares of Common Stock shall vote together as one class on all matters submitted to a vote of shareholders of the corporation.

                                  6.    Registration Rights.

                                        (a) Corporation Registration.

                                        (i)      Whenever the corporation
                          proposes to register any of its Shares, either for its own account or the account of a security holder or holders, under the Securities Act of 1933 (the "Securities Act"), other than a registration on Form S-8 relating to employee benefit plans or in connection with a business combination transaction on Form S-8 or S-4 (or any successor to Form S-8 or S-4), and the registration form to be used may be used for the registration of shares of Common Stock received by the former holder of Series NB Preferred Stock (the "Shareholder") upon a conversion of the Series NB Preferred Stock (the "Shares"), the corporation will give





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                          prompt written notice to the Shareholder of its
                          intention to effect such a registration and will include in such registration (and any related qualification under blue sky laws or other compliance) all the Shares with respect to which the corporation has received a written request for inclusion therein within 20 days after receipt of the corporation's notice. The Shareholder shall be entitled to participate in an unlimited number of such registrations.

                                        (ii)   If the registration of which the
                          corporation gives notice is for a registered public offering involving an underwriting, the corporation shall so advise the Shareholder as part of the written notice given pursuant to paragraph 6(a)(i). In such event, the right of the Shareholder to registration pursuant to this paragraph 6(a) shall be conditioned upon its participation in such underwriting and the inclusion of the Shares in the underwriting to the extent provided herein. When proposing to distribute its Shares through such underwriting, the Shareholder shall (together with the corporation and any and all other shareholders distributing their securities through such underwriting) enter into an underwriting agreement in customary form with the managing underwriter selected for such underwriting by the corporation. Notwithstanding any other provision of this paragraph 6, if the managing underwriter determines that marketing factors require a limitation of the number of shares to be underwritten, it shall so advise the Shareholder in writing specifying the marketing factors imposing a limitation on the number of shares to be underwritten, and the managing underwriter may limit the Shares to be included in such registration on a pro rata basis with all other securities to be included in such registration other than those being registered for the corporation's own account.

                                        (iii)  The corporation shall have the
                          right to terminate or withdraw any registration initiated by it under this paragraph





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                          6(a) prior to the effectiveness of such registration
                          whether or not the Shareholder has elected to include any Shares in such registration. If the Shareholder disapproves of the final terms of any underwriting undertaken pursuant to this paragraph 6(a), the Shareholder may elect to withdraw therefrom by written notice to the corporation and the managing underwriter. If the Shareholder so elects, the corporation shall either (a) withdraw the Shares from registration, or (b) substitute newly issued shares of the corporation for the Shares in such registration.

                                        (b)     Demand Registration. Following
                 a conversion of the Series NB Preferred Stock into Common Stock, the Shareholder shall have the right to demand that the corporation register the Shares under the Securities Act. Upon receipt of a written notice of demand from the Shareholder specifying the number of Shares to be registered, the corporation will use its best efforts to effect the registration of the Shares and to cause the Shares to be qualified in such jurisdictions as the Shareholder may reasonably request; provided, however, that the corporation shall not be required to effect more than one registration pursuant to this paragraph 6(b). The substantive provisions of paragraph 6(a)(ii) shall be applicable to the registration initiated under this paragraph 6(b).

                                        (c)     Registration Procedures. In the
                 case of each registration, qualification or compliance effected by the corporation pursuant to this paragraph 6, the corporation shall keep the Shareholder advised in writing as to the initiation of each registration, qualification and compliance and as to the completion thereof. At its expense, the corporation shall:

                                        (i)      prepare and file with the
                          Securities and Exchange Commission (the "SEC") a registration statement with respect to such securities and use its best efforts to cause such registration statement to become and remain effective for at least three hundred sixty five (365) days, provided that no such registration shall constitute a shelf regis-





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                          tration under Rule 415 promulgated by the SEC under
                          the Securities Act;

                                        (ii)   enter into a written
                          underwriting agreement in customary form and substance reasonably satisfactory to the corporation, the Shareholder and the managing underwriter or underwriters of the public offering of such securities, if the offering is to be underwritten in whole or in part;

                                        (iii)  furnish to the Shareholder and
                          to the underwriters of the securities being registered such reasonable number of copies of the registration statement, preliminary prospectus, final prospectus and such other documents as such underwriters may reasonably request in order to facilitate the public offering of such securities;

                                        (iv)   use its best efforts to register
                          or qualify the securities covered by such registration statement under such state securities or blue sky laws of such jurisdiction as the Shareholder may reasonably request within ten (10) days prior to the original filing of such registration statement, except that the corporation shall not for any purpose be required to execute a general consent to service of process or to qualify to do business as a foreign corporation in any jurisdiction where it is not so qualified;

                                        (v)    notify the Shareholder
                          promptly after it shall receive notice thereof of the time when such registration statement has become effective or a supplement to any prospectus forming a part of such registration statement has been filed;

                                        (vi)   notify the Shareholder promptly
                          of any request by the SEC for the amending or supplementing of such registration statement or prospectus or for additional information;

                                        (vii)  prepare and file with the SEC
                          promptly upon the request of the Share-





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                          holder any amendments or supplements to such
                          registration statement or prospectus which, in the reasonable opinion of counsel for the Shareholder, is required under the Securities Act or the rules and regulations thereunder in connection with the distribution of the Shares by the Shareholder;

                                        (viii) prepare and promptly file with
                          the SEC, and promptly notify the Shareholder of the filing of, any such amendments or supplements to such registration statement or prospectus as may be necessary to correct any statements or omissions if, at the time when a prospectus relating to such securities is required to be delivered under the Securities Act, any event has occurred as the result of which any such prospectus or any other prospectus as then in effect would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances in which they were made;

                                        (ix)   in case the Shareholder or any
                          underwriter for the Shareholder is required to deliver a prospectus at a time when the prospectus then in effect may no longer be used under the Securities Act, prepare promptly upon request such amendment or amendments to such registration statement and such prospectuses as may be necessary to permit compliance with the requirements of the Securities Act;

                                        (x)    advise the Shareholder
                          promptly after it shall receive notice or obtain knowledge thereof of the issuance of any stop order by the SEC suspending the effectiveness of such registration statement or the initiation or threatening of any proceeding for that purpose and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued; and

                                        (xi)   at the request of the
                          Shareholder, furnish on the effective date of





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                          the registration statement and, if such registration
                          includes an underwritten public offering at the closing provided for in the underwriting agreement,
                          (i) an opinion, dated each such date, of the counsel representing the corporation for the purposes of such registration, addressed to the underwriters, if any, and to the Shareholder, covering such matters with respect to the registration statement, the prospectus and each amendment or supplement thereto, proceedings under state and federal securities laws, other matters relating to the corporation, the securities being registered and the offer and sale of such securities as are customarily the subject of opinions of issuer's counsel provided to underwriters in underwritten public offerings; and (ii) use its best efforts to obtain a letter dated each such date, from the independent public accountants of the corporation, to the extent that such accountants are willing to provide such a letter, addressed to the underwriters, if any, and to the Shareholder, stating that they are independent public accountants within the meaning of the Securities Act and that in the opinion of such accountants the financial statements and other financial data of the corporation included in the registration statement or the prospectus or any amendment or supplement thereto comply in all material respects with the applicable accounting requirements of the Securities Act, and additionally covering such other financial matters, including information as to the period ending not more than five (5) business days prior to the date of such letter with respect to the registration statement and prospectus, as the underwriters or the Shareholder may reasonably request.

                                        (d)     Expenses of Registration. All
                 expenses, except Selling Expenses (as defined below), incurred by the corporation in complying with this paragraph 6, including, without limitation, all registration, qualification and filing fees, printing expenses, courier and shipping charges, escrow fees, fees and disbursements of counsel for the corporation, blue sky fees and





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                 expenses and the expense of any special audits incident to or required by any such registration, shall be borne by the corporation. All Selling Expenses relating to Shares registered on behalf of the Shareholder pursuant to this paragraph 6 shall be borne by the Shareholder. "Selling Expenses" shall mean all underwriting discounts, selling commissions and stock transfer taxes applicable to the Shares registered by the Shareholder and all fees and disbursements of counsel for the Shareholder.

                 3. The amendment was duly adopted by the Board of Directors of the corporation on August 16, 1996. Shareholder approval of the amendment was not required.



DATED:   August 16, 1996                   THE ARNOLD PALMER GOLF COMPANY

                                           By: /s/ George H. Nichols
                                              ------------------------------
                                              George H. Nichols
                                              President and Chief
                                                Operating Officer





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